December 19, 1997

The Perkin-Elmer Corporation
761 Main Avenue
Norwalk, CT 06859-0001


Ladies and Gentlemen:

 This opinion is being rendered in connection with the preparation and filing by The Perkin-Elmer Corporation (the
"Company") of a Registration Statement on Form S-8 (the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale of up to 64,689 shares (the "Shares") of the common stock, par value $1.00 per share (the "Common
Stock"), of the Company pursuant to the Molecular
Informatics, Inc. 1997 Equity Ownership Plan (the "Plan").

 For purposes of the opinion expressed herein, I, or attorneys under my supervision, have conducted such investigations of law and fact as I have deemed necessary or appropriate.

 Based upon the foregoing, I am of the opinion that, assuming that there shall have been compliance with the applicable provisions of the Securities Act and of state securities or "blue sky" laws and that the consideration received for the Shares is not less than the par value thereof, upon the issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

 Please note that if at any time in the future the Common Stock is not listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association, then, pursuant to Section 630 of the New York Business Corporation Law, the ten largest shareholders of the Company will be jointly and severally liable for all debts, wages or salaries due and owing to any of the Company's laborers, servants or employees, other than contractors, for services performed by such persons for the Company.

 No opinion is expressed with respect to the laws of any jurisdiction other than the United States of America and the State of New York.

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 I hereby consent to the use of this opinion as an
Exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement, and any amendments thereto filed in connection with the Plan.

                                     Very truly yours,

                                     /s/ William B. Sawch

                                     William B. Sawch
                                     Senior Vice President, General
                                     Counsel and Secretary